UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 26, 2017

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On October 26, 2017, BB&T Corporation issued and sold $1,000,000,000 aggregate principal amount of its 2.150% Medium-Term Notes, Series G (Senior), due February 1, 2021 (the “Three-Year Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of its 2.850% Medium-Term Notes, Series G (Senior), due October 26, 2024 (the “Seven-Year Fixed Rate Notes”) and $300,000,000 aggregate principal amount of its Floating Rate Medium-Term Notes, Series G (Senior), due February 1, 2021 (the “Three-Year Floating Rate Notes” and, collectively with the Three-Year Fixed Rate Notes and the Seven-Year Fixed Rate Notes, the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-219092) filed by BB&T Corporation with the Securities and Exchange Commission. In connection with this issuance and sale, the legal opinions of Squire Patton Boggs (US) LLP and Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation are being filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Squire Patton Boggs (US) LLP as to the validity of the Senior Notes.

5.2	Opinion of Robert J. Johnson, Jr. as to the validity of the Senior Notes.

23.1	Consent of Squire Patton Boggs (US) LLP (included on Exhibit 5.1).

23.2	Consent of Robert J. Johnson, Jr. (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: October 26, 2017